                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM 8-K



                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES AND EXCHANGE ACT OF 1934



            Date of Report (Date of Earliest Event Reported): April 16, 1999



                               SI DIAMOND TECHNOLOGY, INC.
                (Exact Name of Registrant as Specified in its Charter)

                                         TEXAS
                    (State or Other Jurisdiction of Incorporation)


             1-11602                                      76-0273345
       (Commission File No.)               (I.R.S. Employer Identification No.)

                                 3006 Longhorn Boulevard
                                       Suite 107
                                   Austin, Texas  78758
                        (Address of Principal Executive Offices)

                                     512/339-5020
                 (Registrant's Telephone Number, Including Area Code)



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Item 5. Other Events

     On March 26, 1999, SI Diamond Technology, Inc. ("SI Diamond"), a Texas corporation, announced that it has licensed its patents in the field of electron field emission display applications to one of the world's largest manufacturers of information and office equipment. This worldwide non-exclusive license provides for an immediate $5.0 million net payment to SI Diamond after taxes paid. This license excludes certain electron field emission display technology that will be used exclusively by SI Diamond for the development of the next generation billboard and video wall products.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits:

          10.1  Patent License Agreement (Confidential Treatment Requested)

          99.1 News Release, "SI Diamond Issues Non-Exclusive License For Amount Exceeding $5.0 Million--SI Diamond Will Show First Profitable Quarter--Achieves Positive Net Worth,"
                March 30, 1999.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 SI DIAMOND TECHNOLOGY, INC.

                                                 By /s/ Douglas P. Baker
                                                   -------------------------
                                                       Douglas P. Baker
                                                      Vice President and
                                                    Chief Financial Officer

Dated: April  16 , 1999
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